UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 06, 2022

NEPTUNE WELLNESS SOLUTIONS INC.

(Exact name of Registrant as Specified in Its Charter)

Quebec	001-33526	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Promenade du Centropolis Suite 100
Laval, Quebec, Canada		H7T 0A3
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 450 687-2262

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	NEPT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Registered Direct Offering and Concurrent Private Placement

On October 6, 2022, Neptune Wellness Solutions Inc., a Québec corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), 3,208,557 of its common shares (the “Common Shares”), and warrants to purchase up to 6,417,114 Common Shares (the “Warrants”) in a concurrent private placement (the "Private Placement"). The combined purchase price of each Common Share and accompanying Warrants is $1.87. The Purchase Agreement contains customary representations, warranties, covenants and indemnification rights and obligations of the Company and each of the purchasers. The Offering closed on October 11, 2022.

The Company received gross proceeds of approximately $6.0 million in connection with the Offering, before deducting placement agent fees and related offering expenses. The net proceeds to the Company from the Offering, after deducting the placement agent fees and expenses, and the Company’s estimated offering expenses, were approximately $5.15 million.

Pursuant to the Purchase Agreement and subject to certain exceptions included therein, the Company is prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any Common Shares or securities convertible or exercisable into Common Shares, or file any registration statement or amendment or supplement thereto to sell or resell any Common Shares or securities convertible or exercisable into Common Shares, for a period expiring 90 days from the closing date of the Offering. In addition, for the period ending on the eighteen (18) month anniversary of the closing date of the Offering (such period, the "Participation Period"), in the event the Company or any of its subsidiaries proposes to offer and sell common shares or common share equivalents to investors primarily for capital raising purposes (each, a "Future Offering"), the purchasers in the Offering shall have the right, but not the obligation, to participate in each such Future Offering, subject to certain exemptions.

In addition, pursuant to certain leak-out agreements (the “Leak-Out Agreements”) entered into concurrently with the execution of the Purchase Agreement by and between each of the purchasers and the Company, the Common Shares issued pursuant to the Purchase Agreement, including shares issued upon exercise of the Warrants, are subject to a leak-out provision limiting future sales of the Company’s Common Shares held by the holders of such shares to no more than 7% of the daily trading volume.

The Common Shares were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-267070) filed with the Securities and Exchange Commission (the "SEC") and declared effective by the SEC on September 23, 2022 (the “Registration Statement”), and a prospectus supplement thereto dated October 11, 2022.

The Warrants and the Common Shares underlying the Warrants sold in the Private Placement were issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Act, or applicable state securities laws. Accordingly, the Warrants and the Common Shares underlying the Warrants issued in the Private Placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. The Company has agreed to file a resale registration statement providing for the resale of the Common Shares underlying the

Warrants within 30 days of the Purchase Agreement (subject to certain cash payments to the purchasers if this filing date is not met),

and use commercially reasonable efforts to have the resale registration statement declared effective within 60 calendar days following closing (if the registration statement is not fully reviewed) or within 90 calendar days following closing (if the registration statement is fully reviewed).

Terms of the Warrants

Each Warrant is exercisable for one Common Share at an exercise price of $1.62 per share. The Warrants are immediately exercisable and will expire five years from the issuance date.

A holder (together with its affiliates) may not exercise any portion of the Warrant or Pre-Funded Warrant, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Shares immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant.

In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Shares determined according to a formula set forth in the Warrants, provided that such cashless exercise shall only be permitted if a registration statement registering the issuance of the Common Shares underlying the Warrants is not effective at the time of such exercise or if the prospectus to which the registration statement is a part is not available for the issuance of Common Shares to the Warrant holder.

Placement Agent Compensation

Pursuant to a placement agency agreement, dated as of October 6, 2022 (the “Placement Agency Agreement”), the Company engaged A.G.P./Alliance Global Partners as its exclusive placement agent (the “Placement Agent”) in connection with the Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the securities in the Offering. The Company agreed to pay to the Placement Agent a cash fee of 4% of the aggregate gross proceeds raised in the Offering.

The Company has also agreed to pay the Placement Agent up to $60,000 of legal expenses, clearing agent fees and expenses and the reimbursement of up to $15,000 for non-accountable expenses.

The Company also agreed to pay the Placement Agent, subject to certain exceptions, a tail fee equal to the cash compensation in this Offering with respect to any public or private offering or other financing or capital-raising transaction of any kind to the extent that such financing or capital is provided to the Company by a purchaser in this Offering, if such financing is consummated during the six-month period following the termination or expiration of the Engagement Letter.

The foregoing summaries of the Purchase Agreement, the Leak-Out Agreements, the Placement Agency Agreement and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.1, 10.2, 10.3 and 4.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide other potential investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Amendment to Warrant Agreement

On October 6, 2022, the Company and Armistice Capital Master Fund Ltd. entered into Amendment No. 1 to Series C Common Stock Purchase Warrant (the “Warrant Amendment”), pursuant to which the date for automatic termination of the exercise period of the Series C Common Stock Purchase Warrants was extended to June 23, 2029.

The foregoing description of the Warrant Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Amendment, a copy of which is attached hereto Exhibit 4.2 , and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 with respect to the Offering and the Private Placement is hereby incorporated by reference in response to this Item 3.02 of this Current Report on Form 8-K.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 with respect to the Warrant Amendment is incorporated herein by reference.

Item 8.01 Other Events.

On October 6, 2022, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On October 11, 2022, the Company issued a press release announcing the closing of the Offering, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Share Purchase Warrant
4.2	Amendment No. 1 to Series C Common Stock Purchase Warrant, dated October 6, 2022, between Neptune Wellness Solutions Inc. and Armistice Capital Master Fund Ltd.
5.1	Opinion of Osler, Hoskin & Harcourt LLP
10.1	Form of Securities Purchase Agreement, dated October 6, 2022, between Neptune Wellness Solutions Inc. and the Purchaser*
10.2	Form of Leak-Out Agreement, dated October 6, 2022, between Neptune Wellness Solutions Inc. and the Purchaser
10.3	Placement Agency Agreement, dated October 6, 2022, between Neptune Wellness Solutions Inc. and A.G.P./Alliance Global Partners
23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)
99.1	Press Release, dated October 6, 2022
99.2	Press Release, dated October 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(10) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Neptune Wellness Solutions Inc.

Date:	October 12, 2022	By:	/s/ Raymond Silcock
Raymond Silcock Chief Financial Officer